AGREEMENT AND PLAN
of
REORGANIZATION
      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement")
is made as of the 27th day of June, 2014, by and between New
Alternatives Fund, Inc. (the "Company"), a New York corporation and New Alternatives Fund (the "Trust"), a Delaware statutory trust.
      This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 (a) (1) (F) of the U. S. Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the reorganization (the
"Reorganization") of the Company as a new series of the Trust
(the "Successor Fund").  The Reorganization will include the transfer of all of the assets of the Company to the Successor
Fund of the Trust solely in exchange for (1) the assumption by the Successor Fund of all liabilities of the Company and (2) the issuance by the Trust to the Company of Class A Shares of
beneficial interest of the Successor Fund (the "Class A Shares").
The aggregate number of Class A Shares of the Successor Fund issued to the Company will be equal to the number of full and fractional shares of common stock ("Shares") of the Company
outstanding immediately before the Reorganization.  These
transactions will be promptly followed by a pro rata distribution by the Company of the Class A Shares of the Successor Fund that it receives in the exchange described above to the holders of its
Shares in exchange for those Shares, in liquidation of the
Company, and the cancellation of the Company's Shares, all upon the terms and conditions hereinafter set forth in this Agreement.
      In consideration of the promises and of the covenants and
agreements hereinafter set forth, the parties hereto covenant and agree as follows.
      1.	Transfer of Assets of the Company in Exchange for
Assumption of Liabilities and Issuance of Class A Shares.
            1.1.	Subject to the terms and conditions set forth
herein and on the basis of the representations and warranties contained herein, the Company agrees to transfer all of its
assets (as described in paragraph 1.2) and to assign and transfer all of its liabilities to the Successor Fund which was organized solely for the purpose of acquiring all of the assets and
assuming all of the liabilities of the Company.  The Trust, on behalf of its Successor Fund, agrees that in exchange for all of the assets of the Company:  (1) the Successor Fund shall assume all of the liabilities of such Company, whether contingent or otherwise, then existing, and (2) the Trust shall issue Class A
Shares of the Successor Fund to the Company.  The number of Class
A Shares to be issued by the Trust on behalf of its Successor
Fund will be identical to the number of full and fractional
Shares of the Company outstanding on the Closing Date provided for in paragraph 3.1.  Such transactions shall take place at the
Closing provided for in paragraph 3.1.
            1.2.	The assets of the Company to be acquired by the
Successor Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), any tax operating losses, any claims or rights of action or rights to register Shares under applicable securities laws, any books or records of the Company and other property owned by the Company and any deferred or prepaid
expenses shown as assets on the books of the Company on the
Closing Date provided for in paragraph 3.1.
            1.3.	On the Closing Date, the Company will distribute
in liquidation the Class A Shares of the Successor Fund to each shareholder of record, determined as of the close of business on the Closing Date, of the Company, pro rata in proportion to such shareholder's beneficial interest and in exchange for that shareholder's Shares.  Such distribution will be accomplished by the transfer of the Class A Shares then credited to the account of the Company on the records of the Trust to open accounts on those records in the names of such Company shareholders and
representing the respective pro rata number of Class A Shares received from the Successor Fund which is due to such Company shareholders. Fractional Class A Shares shall be rounded to the third place after the decimal point.
            1.4.	Ownership of the Class A Shares by the Successor
Fund shareholders shall be recorded separately on the books of
BNY Mellon Investment Servicing (US) Inc., as the Successor
Fund's transfer agent.
            1.5.	Any transfer taxes payable upon the issuance of
Class A Shares in a name other than the registered holder of
Shares on the books of the Company shall be paid by the person to whom such Class A Shares are to be distributed as a condition of such transfer.
            1.6.	The legal existence of the Company shall be
terminated as promptly as reasonably practicable after the
Closing Date.  After the Closing Date, the Company shall not conduct any business except in connection with its liquidation and termination.
      2.	Valuation.
            2.1.	The value of the Company's assets to be acquired
by the Trust on behalf of the Successor Fund shall be the net asset value computed as of the valuation time provided in the
Company's prospectus on the Closing Date using the valuation procedures set forth in the Company's current prospectus and statement of additional information.
            2.2.	The value of full and fractional Class A Shares of
the Successor Fund to be issued in exchange for the Company's assets shall be equal to the value of the net assets of the
Company on the Closing Date, and the number of such Class A
Shares shall equal the number of full and fractional Shares of the Company outstanding on the Closing Date.
            2.3.	All computations of value shall be made by BNY
Mellon Investment Servicing (US) Inc., as fund accountant for the
Company and the Successor Fund.
      3.	Closing and Closing Date.
            3.1.	The transfer of the Company's assets in exchange
for the assumption by the Successor Fund of the Company's
liabilities and the issuance of Class A Shares to the Company, as described above, together with related acts necessary to consummate such acts (the "Closing"), shall occur at Bellevue
Park Corporate Center, 103 Bellevue Parkway, Wilmington, DE
19809, on October 24, 2014 (the "Closing Date"), or at such other place or date as the parties may agree in writing.
            3.2.	At the Closing each party shall deliver to the
other such bills of sale, checks, assignments, stock
certificates, receipts or other documents as such other party or its counsel may reasonably request.
      4.	Representations, Warranties and Covenants.
            4.1.	The Company represents and warrants as follows:
                  4.1.1.	At the Closing Date, the Company will
have good and marketable title to the assets to be transferred to the Trust, on behalf of the Successor Fund, pursuant to paragraph
1.1, and will have full right, power and authority to sell,
assign, transfer and deliver such assets hereunder.  Upon
delivery and in payment for such assets, the Trust on behalf of the Successor Fund will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof,
including such restrictions as might arise under the Securities
Act of 1933, as amended (the "1933 Act");
                  4.1.2.	The execution, delivery and performance
of this Agreement will have been duly authorized prior to the
Closing Date by all necessary action on the part of the Company.
This Agreement constitutes a valid and binding obligation of the
Company enforceable in accordance with its terms, subject to the approval of the Company's shareholders;
                  4.1.3.	No consent, approval, authorization or
order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated herein, except such as shall have been obtained prior to the
Closing Date;
                  4.1.4.	Insofar as the following relates to the
Company, the registration statement filed by the Trust on Form N-
14 relating to the Class A Shares of the Successor Fund that will be distributed to the Company pursuant to this Agreement, which, without limitation, shall include a proxy statement of the
Company and the prospectus of the Successor Fund with respect to the transactions contemplated by this Agreement, and any
supplement or amendment thereto, and the documents contained or incorporated therein by reference (the "N-14 Registration
Statement"), on the effective date of the N-14 Registration
Statement, at the time of any shareholder's meeting referred to herein and at the Closing Date:  (i) shall comply in all material respects with the provisions of the 1933 Act, the Securities and
Exchange Act of 1934 (the "1934 Act") and the Investment Company
Act of 1940, as amended (the "1940 Act"), the rules and
regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  4.1.5.	All U.S. federal, state, local and other
tax returns and reports of the Company required by law to be filed by it (taking into account permitted extensions for filing)
have been timely filed and are correct in all material respects.
All U.S. federal, state, local and other taxes required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes are properly reflected on its financial statements.  To the Company's knowledge, no tax
authority is currently auditing or preparing to audit the Company and no assessment for taxes, interest, additions to tax, or
penalty has been asserted or threatened against the Company; and
                  4.1.6.	For each taxable year of its operations
prior to the Closing Date, the Company (i) has elected to
qualify, and has qualified, as a "regulated investment company"
under Subchapter M of the Code (a "RIC"), (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code, and (iii) has been, and will be as of the Closing
Date treated as a separate corporation for U.S. federal income tax purposes.  The Company will qualify as a RIC as of the
Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code.  The Company has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Company to fail to qualify as a RIC under the Code.
            4.2.	The Trust represents and warrants, on behalf of
itself and the Successor Fund, as follows:
                  4.2.1.	The Class A Shares issued in connection
with the transactions contemplated herein will be duly and
validly issued and outstanding and fully paid and non-assessable by the Trust;
                  4.2.2.	The execution, delivery and performance
of this Agreement has been duly authorized by all necessary
action on the part of the Trust, and this Agreement constitutes a valid and binding obligation of the Trust and the Successor Fund enforceable against the Trust and the Successor Fund in accordance with its terms;
                  4.2.3.	No consent, approval, authorization or
order of any court or governmental authority is required for the consummation by the Trust or the Successor Fund of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date;
                  4.2.4.	The Trust, on behalf of the Successor
Fund, shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws as it may deem appropriate in order to operate after the Closing Date;
                  4.2.5.	Insofar as the following relates to the
Trust and the Successor Fund, the N-14 Registration Statement on
its effective date, at the time of any shareholder's meeting referred to herein and at the Closing Date:  (i) shall comply in all material respects with the provisions of the 1933 Act, the
1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  4.2.6.	The Successor Fund is a new separate
series of the Trust duly authorized in accordance with the
applicable provisions of the Trust's Agreement and Declaration of
Trust and Bylaws;
                  4.2.7.	The Successor Fund was formed solely for
the purpose of effecting the Reorganization, has not commenced operations or engaged in any business and will not do so until after the Closing and except for nominal assets, has not owned any assets and will not own any assets prior to the Closing.
There shall be no issued and outstanding shares of the Successor
Fund prior to the Closing Date;
                  4.2.8.	The Successor Fund (i) will elect to be
taxed as a RIC, will qualify for the tax treatment afforded RICs under the Code for its taxable year that includes the Closing
Date, and intends to continue to qualify for such treatment for its subsequent taxable years, (ii) will be eligible to compute its U.S. federal income tax under Section 852 of the Code for the taxable year that includes the Closing Date, and (iii) will be treated as a separate corporation for U.S. federal income tax purposes for the taxable year that includes the Closing Date; and
                  4.2.9.	The Trust will timely make an entity
classification election on IRS Form 8832 to be classified as a corporation.
            4.3.	Covenants of the Trust, on behalf of the Successor
Fund and the Company:
        4.3.1.	With respect to the Reorganization:
      (i)	The Company will provide the Successor
Fund with (1) a statement of the respective tax
basis and holding period of all investments to be
transferred by the Company to the Successor Fund,
(2) a copy (which may be in electronic form) of
the shareholder ledger accounts including, without
limitation, the name, address and taxpayer
identification number of each shareholder of
record, the number of Shares held by each
shareholder, the dividend reinvestment elections
applicable to each shareholder, and the backup
withholding and non-resident alien withholding
certifications, notices or records on file with
the Company with respect to each shareholder,
including such information as the Trust may
reasonably request concerning Company Shares or
Company shareholders in connection with the
Successor Fund's cost basis reporting and related
obligations under Sections 1012, 6645, 6045A, and
6045B of the Code and related Treasury regulations
following the Closing for all of the shareholders
of record of the Company as of the close of
business on the Closing Date, who are to become
shareholders of the Successor Fund as a result of
the transfer of Assets (the "Company Shareholder
Documentation"), (3) the tax books and records of
the Company (including but not limited to any
income excise or information returns, as well as
any transfer statements (as described in Treas.
Reg. ?1.6045A-1 and ?1.6045B-1(a))) for purposes
of preparing any returns required by law to be
filed for tax periods ending after the Closing
Date, and (4) all FASB ASC 740-10-25 (formerly FIN
48) workpapers and supporting statements
pertaining to the Company (the "FIN 48
Workpapers").  The foregoing information to be
provided within such timeframes as is mutually
agreed by the parties; and
      (ii)	Promptly after the Closing, the Company
will make one or more liquidating distributions to
its shareholders consisting of all the Class A
Shares of the Successor Fund received at the
Closing;
      (iii)	It is the intention of the parties
that the Reorganization will qualify as a
reorganization with the meaning of Section
368(a)(1)(F) of the Code.  None of the parties to
the Reorganization shall take any action or cause
any action to be taken (including, without
limitation the filing of any tax return) that is
inconsistent with such treatment or results in the
failure of such Reorganization to qualify as a
reorganization within the meaning of Section
368(a)(1)(F) of the Code; and
      (iv)	The Company shall deliver to the
Successor Fund copies of: (1) the federal, state
and local income tax returns filed by or on behalf
of the Company for the prior three (3) taxable
years; and (2) any of the following that have been
issued to or for the benefit of or that otherwise
affect the Company and which have continuing
relevance: (a) rulings, determinations, holdings
or opinions issued by any federal state, local or
foreign tax authority and (b) legal opinions.
      5.	Conditions Precedent to Obligations of the Company, the
Trust and the Successor Fund.
      The obligations of the Company, the Trust and the Successor
Fund are each subject to the conditions that on or before the
Closing Date:
            5.1.	This Agreement and the transactions contemplated
herein shall have been approved by the directors of the Company and the trustees of the Trust and by the requisite vote of the
Company's shareholders in accordance with applicable law;
            5.2.	The N-14 Registration Statement shall have become
effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted, or, to the knowledge of the Company or the Trust, contemplated by the U. S. Securities and Exchange Commission, and all consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the U. S.
Securities and Exchange Commission and of state securities
authorities) deemed necessary by the Company or the Trust to permit consummation, in all material respects, of the
transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Company, the Trust or the Successor Fund, provided that either party hereto may waive any of such
conditions for itself or its respective series;
            5.3.	The Company and the Trust shall have received on
or before the Closing Date an opinion of Montgomery McCracken
Walker & Rhoads, LLP satisfactory to them, substantially to the effect that for federal income tax purposes:
                  5.3.1.	The acquisition of all of the assets of
the Company by the Successor Fund solely in exchange for the issuance of Class A Shares to the Company and the assumption by the Successor Fund of all of the liabilities of the Company, followed by the distribution in liquidation by the Company of such Class A Shares to the Company shareholders in exchange for their Shares and the termination of the Company, will constitute a reorganization within the meaning of Section 368 (a) (1) (F) of the Code, and the Company and the Successor Fund will each be "a party to a reorganization" within the meaning of Section 368 (b)
of the Code;
                  5.3.2.	In accordance with Sections 361 (a), 361
(c) (1) and 357 (a) of the Code, no gain or loss will be
recognized by the Company as a result of such transactions;
                  5.3.3.	In accordance with Section 1032 (a) of
the Code, no gain or loss will be recognized by the Successor
Fund as a result of such transactions;
                  5.3.4.	In accordance with Section 354 (a) (1)
of the Code, no gain or loss will be recognized by the
shareholders of the Company on the distribution to them by the
Company of Class A Shares of the Successor Fund in exchange for their Shares of the Company;
                  5.3.5.	In accordance with Section 358 (a) (1)
of the Code, the aggregate basis of the Class A Shares of the
Successor Fund received by each holder of Shares of the Company will be the same as the aggregate basis of the Shares of the
Company held by such holder immediately prior to the
Reorganization;
                  5.3.6.	In accordance with Section 362 (b) of
the Code, the basis of the assets to the Successor Fund will be the same as the basis of the assets in the hands of the Company immediately prior to the exchange;
                  5.3.7.	In accordance with Section 1223 (1) of
the Code, a shareholder's holding period for Class A Shares in the Successor Fund will be determined by including the period for which the shareholder held the Shares of the Company exchanged therefore, provided that the shareholder held such Shares of the
Company as a capital asset; and
                  5.3.8.	In accordance with Section 1223 (2) of
the Code, the holding period of such Class A Shares of the
Successor Fund with respect to the assets will include the period for which the assets were held by the Company.
      The Company and the Trust each agree to make and provide representations with respect to the Company and the Successor
Fund, respectively, which are reasonably necessary to enable
Montgomery McCracken Walker & Rhoads, LLP to deliver an opinion substantially as set forth in this paragraph 5.3, which opinion may address such other federal income tax consequences, if any, that Montgomery McCracken Walker & Rhoads, LLP believes to be material to the Reorganization.
      6.	Brokerage Fees.
      The Company and the Trust, on behalf of the Successor Fund, each represent and warrant to the other that there are no
broker's or finder's fees payable in connection with the
transactions contemplated hereby.
      7.	Termination.
      This Agreement may be terminated by the mutual agreement of the Company and the Trust, and the parties may abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Company, at any time prior to Closing, if circumstances should develop that, in the parties judgment, make proceeding with the Agreement inadvisable.



      8.	Amendment.
      This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this
Agreement by the Company's shareholders, no such amendment may have the effect of changing the provisions for determining the number of Class A Shares of the Successor Fund to be paid to the
Company's shareholders under this Agreement to the detriment of the Company's shareholders without their further approval.
      9.	Headings; Counterparts; Governing Law; Assignment;
Survival; Waiver.
            9.1.	The article and paragraph headings contained in
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this
Agreement.
            9.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
            9.3.	This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware.
            9.4.	This Agreement shall be binding upon and inure to
the benefit of the parties hereto and their respective successors and assigns.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
            9.5.	All persons dealing with the Company, the Trust or
the Successor Fund must look solely to the property of the
Company, the Trust or the Successor Fund, respectively, for the enforcement of any claims against the Company, the Trust or the
Successor Fund, as neither the directors, trustees, officers, agents nor shareholders of the Company or the Trust assume any personal liability for obligations entered into on behalf of the
Company or the Trust respectively.  No series of the Trust, or any class within a series, shall be responsible for any
obligations assumed by or on behalf of any other series, or class within such series, of the Trust under this Agreement.
            9.6.	The representations, warranties, covenants and
agreements of the parties contained herein shall not survive the
Closing Date, except for the provisions of Paragraphs 1.6 and
9.8.
            9.7.	The Company or the Trust, after consultation with
their respective counsel and by consent of their respective
Boards of Directors, Trustees, Executive Committees or an officer authorized by such Boards of Directors or Trustees, may waive any condition to their respective obligations hereunder if, in their or such officer's judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the
Company and the Trust.
            9.8.	From and after the Closing Date, the Trust will
assume and honor any obligation as provided for or permitted by applicable federal and state law in effect immediately prior to the Closing Date with respect to the indemnification of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, a director or officer of the Company (for the purposes of this Paragraph, the "Indemnified Parties") to the maximum extent available and permitted by applicable law or regulation against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Closing
Date, including any actions taken to approve and implement this
Agreement and the transactions contemplated hereby, in the
Indemnified Parties' capacities as director or officer (whether elected or appointed), of the Company.  This Paragraph 9.8 will be construed as an agreement as to which the Indemnified Parties are intended to be third-party beneficiaries.
      10.	Notices.
      All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto and addressed to the Company or the Trust, each at 150 Broadhollow Road, Suite PH2,
Melville, NY  11747, telecopies No. (631) 423-7393.  Attention:
President.
[The Remainder of This Page is Intentionally Blank.]


IN WITNESS WHEREOF, each of the parties hereto has caused
this Agreement to be executed by its duly authorized officer.
                                          NEW ALTERNATIVES FUND, INC.
                                          By:

                                          Name:  David J. Schoenwald
Title: Chairperson of the
Board and President
                                          NEW ALTERNATIVES FUND
                                          By:

                                          Name:  David J. Schoenwald
Title: Chairperson of the
Board and President
New Alternatives Fund
12/31/14 N-SAR
Sub-Item 77Q(1)(d)

A-1